As filed with the Securities and Exchange Commission on October 2, 2006

Investment Company Act File No. 811-10089

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|

Amendment No. 7	|X|

(Check appropriate box or boxes)

Short-Term Bond Master Trust (Exact name of Registrant as Specified in Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 282-2800

Robert C. Doll, Jr. Fund Asset Management, L.P. P.O. Box 9011 Princeton, New Jersey 08543-9011 (Name and Address of Agent for Service)

Copies to:
John A. MacKinnon, Esq. Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019-6018	BlackRock Advisors, LLC 100 Bellevue Parkway Wilmington, DE 19809 (Name and Address of Agent for Service)

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of any offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document. Part B of the Registration Statement is incorporated by reference into Part A and Part A of the Registration Statement is incorporated by reference into Part B of the Registration Statement.

Short-Term Bond Master Trust is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 7 of the Registration Statement on Form N-1A (Securities Act File No. 333-43552 and Investment Company Act File No. 811-10053) of BlackRock Short-Term Bond Series, Inc., as filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2006, and as amended from time to time (the “BlackRock Registration Statement”).

Short-Term Bond Master Trust (the “Trust”) is an open-end, management investment company that was organized as a Delaware statutory trust on July 7, 2000. The Short-Term Bond Master Portfolio (the “Portfolio”) is a diversified series of the Trust.

BlackRock Short-Term Bond Series, Inc. is a series fund consisting of one series, BlackRock Short-Term Bond Fund (“BlackRock Short-Term Bond Fund”). BlackRock Short-Term Bond Fund and any other feeder fund that may invest in the Portfolio are referred to herein as “Feeder Funds.”

*	Responses to Items 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

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PART A

October 2, 2006

Short-Term Bond Master Trust

Responses to items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 4. — Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives.

The Portfolio’s investment objective is to maximize total return, consistent with preservation of capital.

(b) Implementation of Investment Objectives.

Outlined below are the main strategies the Portfolio uses to achieve its objective.

Under normal circumstances the Portfolio invests at least 80% of its assets in bonds that permit it to maintain a portfolio duration of one to three years. This policy is a non-fundamental policy of the Portfolio and may not be changed without 60 days prior notice to shareholders. The total rate of return for the Portfolio is expected to rise and fall less than that of a longer duration bond fund.

The Portfolio seeks to achieve its objective by investing mainly in investment grade, interest-bearing securities of varying maturities. These include:
•	U.S. government securities
•	preferred stocks
•	mortgage-backed and other asset-backed securities
•	corporate bonds
•	bonds that are convertible into stocks

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     U.S. Government securities are debt securities issued and/or guaranteed as to principal and interest by the U.S. Government that are supported by the full faith and credit of the United States. U.S. Government agency securities are debt securities issued and/or guaranteed as to principal and interest by U.S. Government agencies, U.S. Government sponsored enterprises and U.S. Government instrumentalities that are not direct obligations of the United States. Such securities may not be supported by the full faith and credit of the United States. Corporate bonds are debt securities issued by corporate issuers, as distinct from bonds issued by a government or its agencies or instrumentalities. Asset backed securities are fixed-income securities issued by a trust or other legal entity established for the purpose of issuing securities and holding certain assets, such as credit card receivables or auto leases, that pay down over time and generate sufficient cash to pay holders of the securities. Mortgage-backed securities are securities that give the holder the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans, which in some cases are guaranteed by government agencies.

     The Portfolio will invest at least 70% of its net assets in securities rated at least A or, if short-term, the second highest quality grade, by at least one of the major rating agencies, or unrated securities considered by BlackRock Advisors, LLC (the “Investment Adviser”) to be of comparable quality. The Portfolio may invest up to 30% of its net assets in securities rated BBB/Baa by at least one of the major rating agencies that rate the securities and not rated above BBB/Baa by any such agency (or in unrated securities considered by Portfolio management to be of comparable quality), and up to 10% of its net assets in securities rated below BBB/Baa by at least one of the major rating agencies that rate the securities and not rated BBB/Baa or above by any such agency (or in unrated securities considered by Portfolio management to be of comparable quality) but none rated below B.

     After the Portfolio buys a security, it may be given a lower rating or stop being rated. This will not require the Portfolio to sell it, but Portfolio management will consider the change in rating in deciding whether to keep the security.

In choosing investments, Portfolio management considers both maturity and duration.

Maturity — The effective maturity of a security is the weighted average period over which principal is expected to be repaid. Stated maturity is the date when the issuer is scheduled to make the final payment of principal. Effective maturity is different from stated maturity because it estimates the effect of expected principal prepayments and call provisions.

Duration — Duration measures the potential volatility of the price of a security or a portfolio of securities prior to maturity. Duration is the magnitude of the change in price of a security relative to a given change in the market interest rate. Duration incorporates a security yield, coupon interest payments, final maturity, call and put features and prepayment exposure into one measure.

For any security with interest payments occurring before principal is repaid, duration is ordinarily less than maturity. Generally, the lower the stated or coupon rate of interest of a security, the longer the duration. The higher the stated or coupon rate of interest of a security, the shorter the duration. The calculation of duration is based on estimates.

Duration is a tool to measure interest rate risk. Assuming a 1% change in interest rates and the duration shown below, the Portfolio’s price would change as follows:

Duration	Change in Interest Rates
2 yrs	1% decline —> 2% gain in Portfolio price
1% rise —> 2% decline in Portfolio price

Other factors such as changes in credit quality, prepayments, the shape of the yield curve and liquidity affect the price of the Portfolio and may correlate with changes in interest rates. These factors can increase swings in the Portfolio’s share price during periods of volatile interest rate changes.

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As a result of the strategies described above, the Portfolio may have an annual portfolio turnover rate above 100%. Portfolio turnover is generally the percentage found by dividing the lesser of portfolio purchases or sales by the monthly average value of the portfolio.

Other Strategies: In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

The Portfolio also may invest in:

•	bank certificates of deposit, fixed time deposits and bankers’ acceptances
•	repurchase agreements, reverse repurchase agreements and dollar rolls
•	obligations of foreign governments or their subdivisions, agencies and instrumentalities
•	obligations of international agencies or supra-national entities
•	municipal bonds

The Portfolio may invest up to 25% of its assets in foreign securities as follows:

•	up to 25% of total assets in foreign securities that are denominated in U.S. dollars
•	up to 15% of total assets in foreign securities that are not denominated in U.S. dollars
•	up to 15% of total assets in emerging market foreign securities

To meet redemptions and when waiting to invest cash receipts, the Portfolio may invest in short-term, investment grade bonds, money market mutual funds and other money market instruments.

For temporary or defensive purposes, the Portfolio may invest up to 100% of its assets in short-term, investment grade bonds or other money market instruments in response to adverse market, economic or political conditions. The Portfolio may not achieve its objective using this type of investing.

The Portfolio may use derivatives to hedge its investment portfolio against market and currency risks or to seek to enhance returns. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), a currency or an index (such as the Standard & Poor’s 500 Index). The derivatives that the Portfolio may use include but are not limited to futures contracts and options thereon, and indexed and inverse floating rate securities.

The Portfolio may also lend its portfolio securities and invest uninvested cash balances in affiliated money market funds.

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(c) Risks.

This section contains a summary discussion of the general risks of investing in the Portfolio. As with any fund, there can be no guarantee that the Portfolio will meet its objective, or that the Portfolio’s performance will be positive over any period of time.

Set forth below are the main risks of investing in the Portfolio:

Market Risk and Selection Risk. Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that the Investment Adviser selects will underperform the markets, the relevant indices, or the securities selected by other funds with similar investment objectives and investment strategies.

Interest Rate Risk. Interest rate risk is the risk that prices of fixed-income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. The Portfolio may lose money if short-term or long-term interest rates rise sharply or otherwise change in a manner not anticipated by Portfolio management.

Credit Risk. Credit risk is the risk that the issuer of a security will be unable to pay the interest or repay the principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Mortgage-Backed Securities. Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Portfolio has to invest the proceeds in securities with lower yields. This risk is known as “prepayment risk.” When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as “extension risk.” Extention risk may cause the average maturity of the trust’s portfolio increase.

Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. Certain mortgage-backed securities in which the Portfolio may invest may also provide a degree of investment leverage, which could cause the Portfolio to lose all or substantially all of its investment.

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Asset-Backed Securities. Asset-backed securities are fixed income securities that represent an interest in an underlying pool of assets, such as credit card receivables. Like traditional fixed income securities, the value of asset-backed securities typically increases when interest rates fall and decreases when interest rates rise. Certain asset-backed securities may also be subject to the risk of prepayment. In a period of declining interest rates, borrowers may pay what they owe on the underlying assets more quickly than anticipated. Prepayment reduces the yield to maturity and the average life of the asset-backed securities. In addition, when the Portfolio reinvests the proceeds of a prepayment, it may receive a lower interest rate. Asset-backed securities may also be subject to extension risk, that is, the risk that, in a period of rising interest rates, prepayments may occur at a slower rate than expected. As a result, the average duration of the Portfolio may increase. The value of longer term securities generally changes more in response to changes in interest rates than that of shorter-term securities.

Call and Redemption Risk. A bond’s issuer may have the right to call a bond for redemption before it matures. If this happens to a bond the Portfolio holds, the Portfolio may lose income and may have to invest the proceeds in bonds with lower yields.

Active Trading Risk. The Portfolio actively and frequently trades its portfolio securities; therefore, the Portfolio may engage in short-term trading. Such active trading may increase the Portfolio’s expenses and have adverse tax consequences for the Portfolio. It can also cause a greater amount of the Portfolio’s distributions to be ordinary income rather than long term capital gains. Active trading also involves market risk and selection risk.

The Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

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Foreign Securities Risk. The Portfolio may invest in issuers located in countries other than the U.S. This may expose the Portfolio to risks associated with foreign investments.

•	The value of holdings traded outside the United States (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.
•	The costs of non-U.S. securities transactions are often higher than those of U.S. transactions.
•	The legal protections, and accounting and securities settlement procedures in certain foreign countries may be different from and offer less protection than those in the United States.
•	Foreign holdings may be adversely affected by foreign governmental action.
•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect those holdings.
•	The economies of certain countries may compare unfavorably with the U.S. economy.
•	Foreign securities markets may be smaller than the U.S markets, which may make trading more difficult.

The risks outlined above are generally greater for investments in emerging markets.

Junk Bonds. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that the Portfolio’s Investment Adviser believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Portfolio. Junk bonds generally are less liquid and experience more price volatility than higher rated debt securities. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade debt securities. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds may be subject to greater call and redemption risk than higher rated debt securities.

When-Issued Securities, Delayed-Delivery Securities and Forward Commitments. The Portfolio may purchase or sell securities that it is entitled to receive on a when-issued basis. The Portfolio may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When-issued and delayed delivery securities and forward commitments involve the risk that the security the Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

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Indexed and Inverse Floating Rate Securities. The Portfolio may invest in securities the potential return of which is directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Portfolio may also invest in securities the return of which is inversely related to changes in an interest rate (inverse floaters). In general, income on inverse floaters will decrease when interest rates increase and increase when interest rates decrease. Investments in inverse floaters may subject the Portfolio to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Portfolio’s investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate securities.

Sovereign Debt. The Portfolio may invest in sovereign debt securities. These securities are issued or guaranteed by foreign governmental entities. These investments subject the Portfolio to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

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Corporate Loans. Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate (LIBOR) or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less exposed to the adverse effects of shifts in market interest rates than investments that pay a fixed rate of interest. However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the Portfolio may experience difficulties in selling its corporate loans. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a syndicate. The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the Portfolio may not recover its investment or recovery may be delayed. By investing in a corporate loan, the Portfolio may become a member of the syndicate.

The corporate loans in which the Portfolio invests are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Portfolio’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

Municipal Bonds. Municipal bonds are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds.

The Portfolio may invest in residual interest bonds, which are created by depositing municipal securities in a trust and dividing the income stream of an underlying municipal bond in two parts, one, a variable rate security and the other, a residual interest bond. The interest rate for the variable rate security is determined by an index or an auction process held approximately every seven to thirty five days, while the residual interest bond holder receives the balance of the income from the underlying municipal bond less an auction fee. The market prices of residual interest bonds may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.

Variable Rate Demand Obligations. Variable rate demand obligations (“VRDOs”) are floating rate securities that combine an interest in a long term municipal bond with a right to demand payment before maturity from a bank or other financial institution. If the bank or financial institution is unable to pay, the Portfolio may lose money.

Convertible Securities. Convertible securities generally are debt securities or preferred stocks that may be converted into common stock. Convertible securities typically pay current income, as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible is also subject to the same types of market and issuer risk as apply to the underlying common stock.

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Securities Lending. The Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Portfolio.

Dollar Rolls. The Portfolio may enter into dollar rolls in which the Portfolio will buy securities for delivery in the current month and simultaneously contract to resell substantially similar (the same type and coupon) securities on a specified future date to the same party. Dollar rolls involve the risk that the market value of the securities that the Portfolio is committed to buy may decline below the price of the securities the Portfolio has sold. These transactions may involve leverage. The Portfolio will engage in dollar rolls to enhance return and not for the purpose of borrowing.

Repurchase Agreements. The Portfolio may enter into repurchase agreements. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. If the seller in a repurchase agreement transaction defaults on its obligation under the agreement, the Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement.

Reverse Repurchase Agreement Risk. Reverse repurchase agreements involve the sale of securities held by the Portfolio with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Portfolio could lose money if it is unable to recover the securities and the value of the collateral held by the Portfolio, including the value of investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences to the Portfolio.

Borrowing and Leverage Risk. The Portfolio may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Portfolio shares and in the yield on the Portfolio. Borrowing will cost the Portfolio interest expense and other fees. The costs of borrowing may reduce the Portfolio’s return. Certain derivative securities that the Portfolio may buy or other techniques that the Portfolio may use may create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

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Derivatives.

The Portfolio may use derivative instruments to hedge its investments or to seek to enhance returns. Derivatives allow the Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Portfolio.

Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Portfolio is not required to use hedging and may choose not to do so.

Because the Portfolio may use derivatives to seek to enhance returns, its investments will expose the Portfolio to the risks outlined above to a greater extent than if the Portfolio used derivatives solely for hedging purposes. Use of derivatives to seek to enhance returns may be considered speculative.

Illiquid Securities — The Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If the Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Portfolio management receives material nonpublic information about the issuer, the Portfolio may as a result be unable to sell the securities.

(d) Portfolio Holdings.

For a discussion of the Trust’s policies and procedures regarding selective disclosure of portfolio holdings, see Part B of this Registration Statement. The Portfolio’s top ten holdings are made available on a monthly basis at www.blackrock.com, generally within 12 business days after the end of the month to which the information applies.

Item 5. — Management, Organization, and Capital Structure.

(a)(1) Investment Adviser.

BlackRock Advisors, LLC, the Trust’s Investment Adviser, manages the Portfolio’s investments and its business operations subject to the oversight of the Board of Trustees of the Trust. The Investment Adviser is a wholly owned subsidiary of BlackRock, Inc. (“BlackRock”). On September 29, 2006, BlackRock, Inc. consummated a transaction with Merrill Lynch & Co., Inc. (“ML & Co.”) whereby ML & Co.’s investment management business combined with that of BlackRock to create a new independent company that is one of the world’s largest asset management firms with over $1 trillion in assets under management. The combined company offers a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the United States and in non-U.S. markets. The new company has over 4,500 employees in 18 countries and a major presence in most key markets, including the U.S., the U.K., Asia, Australia, the Middle East and Europe.

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     Effective September 29, 2006, the Trust, on behalf of the Portfolio, has entered into an investment advisory agreement with BlackRock Advisors, LLC (the “Investment Advisory Agreement”) pursuant to which the Investment Adviser receives as compensation for its services to the Portfolio, a monthly fee at the annual rate of 0.21% of the Portfolio's average daily net assets.

     The Investment Adviser has a sub-advisory agreement with BlackRock Financial Management, Inc., (“BFM” or the “Sub-Advisor”) under which the Investment Adviser pays BFM a fee for the services it provides equal to 59% of the advisory fee received by the Investment Advisor. The Sub-Adviser is responsible for the day-to-day management of the Trust.

Prior to September 29, 2006, Fund Asset Management, L.P. (“FAM”), an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc., acted as the Trust’s investment adviser and was compensated according to the same advisory fee rates. For the fiscal year ended June 30, 2006, FAM received a fee at the annual rate of 0.21% of the Trust’s average daily net assets.

A discussion of the Board of Trustees’ approval of the Trust's investment advisory agreement with BlackRock Advisors LLC is included in the Feeder Fund’'s annual shareholder report for the fiscal year ended June 30, 2006 and a discussion of the basis for the Board of Trustees’ approval of the sub-advisory agreement between the Investment Adviser and the Sub-Adviser will be included in the Fund's semi-annual shareholder report for the fiscal period ended December 31, 2006.

The Investment Adviser was organized in 1994 to perform advisory services for investment companies. BlackRock Financial Management, Inc. is a registered investment adviser organized in 1994. The Investment Adviser and its affiliates had approximately $1.04 trillion in investment company and other portfolio assets under management as of June 30, 2006.

Conflicts of Interest.

The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its shareholders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Trust. The Investment Adviser and its affiliates (including, for these purposes, the Investment Adviser, Merrill Lynch & Co., Inc., BlackRock Inc., PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)), are involved with a broad spectrum of financial services and asset management activities, and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Trust and may result in an Affiliate having positions that are adverse to those of the Trust. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, an Affiliate may compete with a Trust for appropriate investment opportunities. In addition, the Trust may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Trust also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. The Trust may also make brokerage and other payments to an Affiliate in connection with the Trust’s portfolio investment transactions.

     Under a securities lending program approved by the Trust’s Board of Trustees, the Trust has retained an Affiliate of the Investment Adviser to serve as the securities lending agent for the Trust to the extent that the Trust participates in the securities lending program. For these services, the lending agent may receive a fee from the Trust, including a fee based on the returns earned on the Trust’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Trust may lend its portfolio securities under the securities lending program.

The activities of the Investment Adviser or its Affiliates may give rise to other conflicts of interest that could disadvantage the Trust and its interestholders. The Investment Adviser has adopted policies and procedures designed to address these potential conflicts of interest. See the Statement of Additional Information for further information.

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(a)(2) Portfolio Managers.

     The Portfolio is managed by a team of investment professionals comprised of Keith Anderson, Scott Amero and Todd Kopstein. This team has managed the portfolio since 2006. Keith Anderson is a Vice Chairman and member of the Executive and Management Committees of BlackRock. Mr. Anderson is BlackRock’s Chief Investment Officer for Fixed Income. Mr. Anderson is Chairman of the Investment Strategy Group and is responsible for global fixed income strategy, asset allocation and the overall management of client portfolios. In this capacity, he coordinates BlackRock’s team of portfolio managers and credit analysts who specialize in the government, agency, corporate and mortgage and sub-sectors worldwide. Mr. Anderson was a founding member of BlackRock and has been with BlackRock since 1988. Mr. Anderson is a member of the Treasury Borrowing Advisory Committee which meets quarterly in Washington, DC with the Secretary and Staff of the US Treasury to advise on the financing and management of the Federal debt. Scott Amero is a Managing Director of BlackRock and co-head of BlackRock’s fixed income portfolio management team. He is a member of the Management Committee and the Investment Strategy Group. Mr. Amero is a senior strategist and portfolio manager with responsibility for overseeing all fixed income sector strategy and the overall management of client portfolios. He is also the head of global credit research. He is director of Anthracite Capital, Inc., BlackRock’s publicly-traded real estate investment trust. Mr. Amero has been with BlackRock since 1990. Todd Kopstein is a Managing Director of and portfolio manager with BlackRock and is a member of the Investment Strategy Group. Mr. Kopstein’s primary responsibility is managing total return portfolios, with a sector emphasis on short duration securities. Mr. Kopstein joined the Portfolio Management Group in 1998, specializing in short duration securities including asset-backed securities, adjustable rate mortgages and other short duration mortgage products. He joined BlackRock in 1994 as analyst in the Account Management Group and was later a part of the BlackRock Solutions team, focusing on risk management and analytics.

For information about the portfolio managers’ compensation, other accounts they manage and their ownership of Feeder Fund shares, please see Part B of this Registration Statement.

(b) Capital Stock.

Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Portfolio are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or the Portfolio, investors would be entitled to share, in proportion to their investment in the Trust or the Portfolio (as the case may be), in the assets of the Trust or the Portfolio available for distribution to investors.

The Trust is organized as a Delaware statutory trust and currently consists of one portfolio. Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Trust. A Feeder Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust.

Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in the Portfolio at net asset value on any day on which the New York Stock Exchange is open, subject to certain exceptions.

12

Item 6. — Shareholder Information.

(a) Pricing of Beneficial Interests in the Trust.

The Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange (“Exchange”) is open, as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining the price of an interest in the Portfolio is the next one calculated after the purchase or redemption order is placed. The net asset value is determined by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Foreign securities owned by the Portfolio may trade on weekends or other days when the Portfolio does not price its interests. As a result, the Portfolio’s net asset value may change on days when an investor will not be able to purchase or redeem the Portfolio’s interests.

Each investor in the Trust may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading. The value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the close of regular trading of the Exchange on the next day the Portfolio calculates its net asset value.

The Portfolio generally values fixed income portfolio securities using market prices provided by an independent pricing service approved by the Trust’s Board of Trustees. If market quotations are not readily available or, in the Investment Adviser’s judgment, they do not accurately reflect fair value for a security, that security will be valued by another method that the Board of Trustees believes more accurately reflects the fair value. Fair value determinations may be made by the Portfolio’s independent pricing service using a matrix pricing system or other pricing methodologies approved by the Trustee or by the Investment Adviser’s Valuation Committee after consideration of the material factors that may affect the value of a particular security.

The Portfolio may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain other fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Portfolio’s interests are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of the Portfolio’s net asset value. If market quotations are not readily available or, in the Investment Adviser’s judgment, do not accurately reflect fair value for a security or if a security’s value has been materially affected by events occurring after the close of the market on which the security is principally traded, that security will be valued by another method that the Board of Trustees believes more accurately reflects the fair value.

The Board has adopted valuation procedures for the Portfolio and has delegated the day-to-day responsibility for fair value determinations to the Investment Adviser’s Valuation Committee. Fair value determinations by the Investment Adviser that affect the Portfolio’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Investment Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Portfolio. Those may include events affecting specific issuers (for example, a halt in trading of an issuer’s securities on an exchange during the trading day, a corporate action or a company announcement) or events affecting securities markets generally (for example, market volatility or a natural disaster).

If, after the close of the principal market on which a security held by the Portfolio is traded and before the time as of which the Portfolio’s net asset value is calculated that day, a significant event has occurred that the Investment Adviser determines in the exercise of its judgment will cause a change in the value of that security from the closing price of the security on the principal market on which it is traded, the Investment Adviser will use its best judgment to determine a fair value for that security.

The Portfolio’s use of fair value pricing is designed to ensure that the Portfolio’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the Portfolio on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

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(b) Purchase of Beneficial Interests in the Trust.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to cease accepting investments at any time or to reject any investment order.

(c) Redemption of Beneficial Interests in the Trust.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(d) Dividends and Distributions. Not Applicable.

(e) Frequent Purchase and Redemption of Trust Interests.

The Trust does not offer its beneficial interests for sale to the general public, nor does it offer an exchange privilege. The Trust is not directly subject to the risks of short-term trading and the Board of Trustees has not adopted procedures designed to prevent such trading. However, the Trust may be adversely affected by short-term trading in shares of a Feeder Fund. See “Your Account—How to Buy, Sell, Transfer and Exchange Shares—Short-Term Trading” in Part A of the BlackRock Registration Statement for more information.

(f) Tax Consequences.

        Under the current method of operation of the Portfolio and because the Portfolio currently has one investor, the Portfolio is treated as a separate disregarded entity for federal income tax purposes and, thus, is not subject to federal income tax. Based upon the status of the Portfolio as a disregarded entity, the investor in the Portfolio will be treated as if it earned the income and owned the assets of such Portfolio directly, and will be subject to tax on the Portfolio’s ordinary income and capital gain.

        If the Portfolio acquires additional investors, the Portfolio will be treated as a partnership for federal income tax purposes, and, thus, will continue not to be subject to federal income tax. If the Portfolio is treated as a partnership, each investor in the Portfolio will be subject to tax on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio’s ordinary income and capital gain. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder.

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Item 7. — Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) Rule 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master Feeder Funds.

The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Portfolio. However, the Portfolio may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Portfolio to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on matters pertaining to the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement.

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PART B October 2, 2006 Short-Term Bond Master Trust

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 9. — Cover Page and Table of Contents.

     Short-Term Bond Master Portfolio (the “Portfolio”) is a series of Short-Term Bond Master Trust, (the “Trust”). This Part B is not a prospectus and should be read in conjunction with Part A of this Registration Statement, dated October 2, 2006, (the “Trust’s Part A”) which has been filed with the Securities and Exchange Commission (the “Commission”).

     The Trust is part of a master-feeder structure. As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 8 of the Registration Statement on Form N-1A (Securities Act File No. 811-10053 and Investment Company Act File No. 333-43552) of BlackRock Short-Term Bond Series, Inc. (the “Corporation”), as filed with the Commission on September 26, 2006, and as amended from time to time (“BlackRock Registration Statement”). Part A of the BlackRock Registration Statement includes the prospectus of BlackRock Short-Term Bond Fund, a series of the Corporation. Part B of the BlackRock Registration Statement includes the statement of additional information of BlackRock Short-Term Bond Fund.

     BlackRock Short-Term Bond Fund and any other feeder fund that may invest in the Trust may be referred to herein as a “Feeder Fund.”

      This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which are to be used or distributed as a stand-alone document. The financial statements which relate to the Portfolio are incorporated into this Part B by reference to the BlackRock Short-Term Bond Fund 2006 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time Monday through Friday. The Trust’s Part A is incorporated by reference into this Part B, and this Part B has been incorporated by reference into the Trust’s Part A.

Item 10. — Trust History.

The Trust is a Delaware statutory trust organized on July 7, 2000. The Trust currently consists of one series.
On or about September 29, 2006, the Trust changed its name to Short-Term Bond Master Trust.

B-1

Item 11. — Description of the Trust and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

     Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Portfolio, the types of securities purchased by the Portfolio, the investment techniques used by the Portfolio, and certain risks relating thereto, as well as other information relating to the Portfolio’s investment program, is incorporated herein by reference from the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I and “Investment Risks and Considerations” in Part II of Part B of the BlackRock Registration Statement.

     Information on the Trust’s policies and procedures with respect to the selective disclosure of the Portfolio’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of the BlackRock Registration Statement.

Item 12. — Management of the Registrant.

(a) Management Information.
The Trustees of the Trust consist of seven individuals, six of whom are not “interested persons” of the Trust as defined in the Investment Company Act. The Board of Trustees is responsible for the oversight of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

     Biographical Information. Certain biographical and other information relating to the non-interested Trustees of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of investment companies overseen in the complex of funds advised by the Investment Adviser and its affiliates (“BlackRock-advised funds”), and any public directorships:

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
James H. Bodurtha (62)***	Trustee	Trustee since 2002	Director, The China Business Group, Inc. since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980; Partner Squire, Sanders & Dempsey from 1980 to 1993.	39 registered investment companies consisting of 59 portfolios	None

Kenneth A. Froot (49)	Trustee	Trustee since 2005	Professor, Harvard University since 1992; Professor Massachusetts Institute of Technology from 1986 to 1992.	39 registered investment companies consisting of 59 portfolios	None

Joe Grills (71) ***	Trustee	Trustee since 2000

Member of the Committee of Investment of Employee Benefit Assets of the Association of Financial Professionals (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Corporation (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 to 1993; Member of the Investment Advisory Committee of the State of New York Common Retirement Fund since 1989; Member of the Investment Advisory Committee of the Howard Hughes Medical Institute from 1997 to 2000; Director, Duke University Management Company from 1992 to 2004, Vice Chairman from 1998 to 2004 and Director Emeritus thereof since 2004; Director, LaSalle Street Fund from 1995 to 2001; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998, and Vice Chairman thereof from 2002 to 2005 and Chairman thereof since 2005; Director, Montpelier Foundation since 1998 and its Vice Chairman since 2000; Member of the Investment Committee of the Woodberry Forest School since 2000; Member of the Investment Committee of the National Trust for Historic Preservation since 2000.

				39 registered investment companies consisting of 59 portfolios	Kimco Realty Corporation

B-2

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Herbert I. London (67)	Director	Director since 2002

Chairman of the Board of Directors of Vigilant Research, Inc. since 2006; Director of Reflex Security since 2006; Director of Cerego, LLC since 2006; Director of InnoCentive, Inc. since 2006; Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corp. from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993.

				39 registered investment companies consisting of 59 portfolios	None

Roberta Cooper Ramo (64)	Trustee	Trustee since 2002

Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Shareholder, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director of Coopers, Inc., since 1999; Director of ECMC Group (service provider to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now Wells Fargo) from 1975 to 1976; Vice-President, American Law Institute since 2004.

				39 registered investment companies consisting of 59 portfolios	None

Robert S. Salomon, Jr. (69)	Trustee	Trustee since 2000

Principal of STI Management (investment adviser) from 1994 to 2005; Chairman and CEO of Salomon Brothers Asset Management Inc. from 1992 to 1995; Chairman of Salomon Brothers Equity Mutual Funds from 1992 to 1995; regular columist with Forbes Magazine from 1992 to 2002; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers Inc. from 1975 to 1991; Trustee, Commonfund from 1980 to 2001.

				39 registered investment companies consisting of 59 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified or until December 31 of the year in which he or she turns 72 or until his or her death, resignation, or removal as provided in the Trust’s by-laws or charter or by statute.
***	Co-chair of the Board of Trustees and the Audit Committee.

B-3

Certain biographical and other information relating to theTrustee who is an officer and an “interested person” of the Trust as defined in the Investment Company Act (the “interested Trustee”) and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships held.

Name, Address* and Age	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock-Advised Funds and Portfolios Overseen	Public Directorships
Robert C. Doll, Jr.(52)***	President and Director	Trustee **** and President since 2005	Vice Chairman and Director of BlackRock®, Global Chief Investment officer for Equities, Chairman of the BlackRock Private Client Operating Committee, and member of the BlackRock Executive Committee since 2006; President of the funds advised by Merrill Lynch Investment Managers, L.P. (“MLIM”) and its affiliates (“MLIM / FAM-advised funds”) since 2005; President and Chief Investment Officer of MLIM and Fund Asset Management, L.P. (“FAM”) from 2001 to 2006 and Chief Investment Officer thereof from 2001 to 2006; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President from 1999 to 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) from 2001 to 2006; President of Princeton Administrators, L.P. (“Princeton Administrators”) from 2001 to 2006; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	129 registered investment companies consisting of 174 portfolios	None

Donald C. Burke (46)	Vice President and Treasurer	Vice President and Treasurer since 2000	Managing Director of BlackRock® since 2006; First Vice President of MLIM and FAM from 1997 to 2006 and Treasurer thereof from 1999 to 2006; Senior Vice President and Treasurer of Princeton Services from 1999 to 2006 and Director from 2004 to 2006; Vice President of FAM Distributors, Inc. (“FAMD”) since 1999 and Director since 2004; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM from 1990 to 2001. Vice President, Treasurer and Secretary of the IQ Funds from 2004 to 2006.	137 registered investment companies consisting of 182 portfolios	None

B-4

Name, Address* and Age	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock-Advised Funds and Portfolios Overseen	Public Directorships
Jeffrey Hiller (55)	Chief Compliance Officer	Chief Compliance Officer since 2004	Managing Director of BlackRock® and Fund Chief Compliance Officer of the BlackRock-advised funds since 2006; Chief Compliance Officer of the MLIM and FAM advised funds and First Vice President and Chief Compliance Officer of MLIM (Americas Region) from 2004 to 2006; Chief Compliance Officer of the IQ Funds from 2004 to 2006; Global Director of Compliance at Morgan Stanley Investment Management from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; Chief Compliance Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the Securities and Exchange Commission’s Division of Enforcement in Washington, DC from 1990 to 1995.	137 registered investment companies consisting of 182 portfolios	None

Alice A. Pellegrino (46)	Secretary	Secretary since 2004	Director of BlackRock® since 2006; Director (Legal Advisory) of MLIM from 2002 to 2006; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM from 1997 to 2006; Secretary of MLIM, FAM, FAMD and Princeton Services from 2004 to 2006.	132 registered investment companies consisting of 179 portfolios	None

*	The address of each Trustee and officer is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Elected by and serves at the pleasure of the Board of Trustees of the Trust.
***	Mr. Doll is an “interested person,” as defined in the Investment Company Act, of the Trust based on his current and former positions with BlackRock, Inc. and its affiliates.
****	As a Trustee, Mr. Doll serves until his successor is elected and qualified or until his death, resignation or removal as provided in the Trust’s by-laws or charter or by statute, or until December 31 of the year in which he turns 72.

B-5

(b) Board of Trustees.

     Each non-interested Trustee is a member of the Trust’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation, retention and oversight of the Trust’s independent registered public accounting firm, including the resolution of disagreements regarding financial reporting between Fund management and such independent registered public accounting firm. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent registered public accounting firm the arrangements for and scope of annual and special audits and any other services provided by the independent registered public accounting firm to the Trust; (ii) review with the independent registered public accounting firm any audit problems or difficulties encountered during or related to the conduct of the audit; (iii) ensure that the independent registered public accounting firm submits on a periodic basis a formal written statement with respect to their independence, discuss with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the Trust’s independent registered public accounting firm; and (iv) consider information and comments of the independent registered public accounting firm with respect to the Trust’s accounting and financial reporting policies, procedures and internal control over financial reporting and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended June 30, 2006.

     The Trust also has a Nominating Committee, which consists of three of the non-interested Trustees: Herbert I. London, Roberta Cooper Ramo and Robert S. Salomon, Jr. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Feeder Fund stockholders or interest holders of the Trust as it deems appropriate. Feeder Fund stockholders or Trust interest holders who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee did not meet during the Trust’s fiscal year ended June 30, 2005.

Share Ownership. Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the BlackRock-advised funds that are overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2004, is set forth in the chart below.

Name	Aggregate Dollar Range of Equity Securities in the Trust*	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Trustee:
Robert C. Doll	N/A	Over $100,000
Non-Interested Trustees:
James H. Bodurtha	N/A	Over $100,000
Kenneth A. Froot**	N/A	None
Joe Grills	N/A	Over $100,000
Herbert I. London	N/A	Over $100,000
Roberta Cooper Ramo	N/A	Over $100,000
Robert S. Salomon, Jr.	N/A	Over $100,000

*	The Trust does not offer its interests for sale to the public.
**	Prof. Froot became a Trustee of the Trust and a director or trustee of certain other BlackRock-advised funds effective June 3, 2005.

     As of September 15, 2005, the Trustees and officers of the Trust as a group owned an aggregate of less than 1% of the outstanding shares of the Trust. As of June 30, 2006, none of the non-interested Trustees of the Trust or their immediate family members owned beneficially or of record any securities in affiliates of the Investment Adviser.

B-6

(c) Compensation.

     Each non-interested Trustee receives an annual retainer of $150,000 for his or her services to the BlackRock-advised funds, including the Trust and the Feeder Fund. The portion of the annual retainer allocated to each BlackRock-advised fund is determined quarterly based on the relative net assets of each fund. In addition, each non-interested Trustee receives a fee for each in-person Board meeting attended and each in-person Audit Committee meeting attended. The annual per-meeting fees paid to each non-interested Trustee aggregate $100,000 for all BlackRock-advised funds for which that Trustee serves and are allocated equally among those funds. Each Co-Chairman of the Audit Committee receives an additional annual retainer in the amount of $50,000, which is paid quarterly and allocated to each BlackRock-advised fund for which such Co-Chairman provides services, based on the relative net assets of each such fund.

The following table shows the compensation earned by the non-interested Trustees for the fiscal year ended June 30, 2006 and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2005.

Name	Compensation from the Trust/Fund	Pension or Retirement Benefits Accrued as Part of Trust/Fund Expense	Total Compensation from Fund/Portfolio and BlackRock- Advised Funds*
James H. Bodurtha**	$5,380	None	$275,000
Kenneth A. Froot***	$4,405	None	$122,917
Joe Grills**	$5,380	None	$275,000
Herbert I. London	$4,455	None	$225,000
Roberta Cooper Ramo	$4,405	None	$225,000
Robert S. Salomon, Jr.	$4,405	None	$225,000
Stephen B. Swensrud****	$3,092	None	$231,000

*	For the number of BlackRock-advised funds from which each Trustee receives compensation, see the table beginning on page B-2.
**	Co-Chairman of the Board and Audit Committee.
***	Prof. Froot became a Trustee of the Trust and as a director or trustee of certain other BlackRock-advised funds effective June 3, 2005.
****	Mr. Swensrud retired as a Trustee of the Trust and as a director or trustee of certain BlackRock-advised Funds effective January 1, 2006.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics.

The Trust, the Feeder Fund, the Investment Adviser, BlackRock Financial Management, Inc., FAMD and BlackRock Distributors, Inc. (“BDI”) each has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

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(f) Proxy Voting Policies.

     Information relating to the Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statement.

Item 13. — Control Persons and Principal Holders of Securities.

(a) Control Persons.

BlackRock Short-Term Bond Fund controls the Portfolio. As of the date of this Registration Statement, BlackRock Short-Term Bond Fund owned 100% of the then outstanding interests in the Portfolio. As of the date of this Registration Statement the holdings of the Portfolio represented 100% of the Trust as a whole.

(b) Principal Holders.

See Item 13(a)

Item 14. — Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Trust’s Part A.

Information relating to the investment management and other services provided to the Trust by BlackRock Short-Term Bond Series, Inc. is incorporated herein by reference from Part A of the BlackRock Registration Statement, the section entitled “Management and Advisory Arrangements” in Part I of Part B of the BlackRock Registration Statement and the section entitled “Management and Other Service Arrangements” in Part II of Part B of the BlackRock Registration Statement. The following list identifies the specific sections in Part A and Part B of the BlackRock Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A	Sections Incorporated by Reference from Part A and Part B of the BlackRock Registration Statement
Item 14 (a)	Management and Advisory Arrangements* Management and Other Service Arrangements**
Item 14 (c)	Management and Advisory Arrangements* Management and Other Service Arrangements**
Item 14 (d)	Management and Advisory Arrangements* Management and Other Service Arrangements**
Item 14 (e)	Not Applicable
Item 14 (f)	Not Applicable
Item 14 (g)	Not Applicable
Item 14 (h)	Part A – Back Cover Management and Other Service Arrangements**
*	Excluding the subsection entitled “Transfer Agency Services.”
**	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

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(b) Principal Underwriter.

FAM Distributors, Inc. (“FAMD”), P.O. Box 9081, Princeton, New Jersey, 08543-9081 and BlackRock Distributors, Inc. (“BDI”), 760 Moore Road, King of Prussia, Pennsylvania 19406, each an affiliate of the Investment Adviser, each acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreements, FAMD and BDI receive no compensation for acting as placement agent for the Trust.

Item 15. — Portfolio Managers.

The Portfolio is managed by a team of investment professionals comprised of Scott Amero, Keith Anderson and Todd Kopstein. Information about each portfolio manager’s compensation, other accounts he or she manages and his or her ownership of BlackRock Short-Term Bond Fund shares is incorporated herein by reference to the section entitled “Management and Advisory Arrangements” in Part I of Part B of the BlackRock Registration Statement.

Item 16. — Portfolio Transactions and Brokerage.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part I and Part II of Part B of the BlackRock Registration Statement.

Item 17. — Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, the Feeder Fund would be entitled to share in the assets of the Trust that are available for distribution in proportion to its investment in the Trust.

The Trust is organized as a statutory trust under the laws of the State of Delaware. The Feeder Fund is entitled to a vote in proportion to its investment in the Trust. The Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interests in the Trust. The Trust will not issue share certificates.

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Each investor is entitled to a vote in proportion to the amount of its interest in the Portfolio or in the Trust, as the case may be. Investors in the Trust, or in the Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

The Portfolio shall be dissolved by unanimous consent of the Trustees by written notice of dissolution to the holders of the interests of the Portfolio. The Trust shall be dissolved upon the dissolution of the Portfolio.

The Declaration of Trust provides that obligations of the Trust and the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolio, its holders, Trustees, officers, employees and agents covering possible tort and other liabilities.

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The Trust currently consists of one Portfolio. The Trust reserves the right to create and issue interests in a number of additional portfolios. As indicated above, holders of the Portfolio participate equally in the earnings and assets of the Portfolio. Holders of the Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, and holders of the Portfolio vote together in the election or selection of Trustees. Upon liquidation or dissolution of the Portfolio, the holders of the Portfolio are entitled to share in proportion to their investment in the net assets of the Portfolio available for distribution to holders.

Item 18. — Purchase, Redemption, and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Trust’s Part A.

(a) Purchase of Beneficial Interests of the Trust.

The net asset value of the Portfolio is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (“Exchange”) on each day the Exchange is open for business based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The net asset value is computed by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Expenses, including the advisory fees payable to the Investment Adviser, are accrued daily.

Securities that are held by the Portfolio that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest.

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The Trust employs pricing services to provide certain securities prices for the Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Portfolio, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Portfolio under the general supervision of the Trust’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Portfolio’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of the Portfolio’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Trust’s Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Trust’s Board of Trustees.

Each investor in the Trust may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading. The value of each investor’s interest in the Portfolio will be determined as of the close of business on the Exchange by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the Exchange is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be

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applied to determine the value of the investor’s interest in the Portfolio after the close of business of the Exchange or the next determination of net asset value of the Portfolio. For further information concerning the Portfolio’s net asset value, and the valuation of the Portfolio’s assets, see the Trust’s Part A.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order. A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period during which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(b) Fund Reorganizations. Not Applicable

(c) Offering Price. Not Applicable

Item 19. — Taxation of the Trust.

The Trust is organized as a Delaware statutory trust. Under the current method of operation of the Portfolio and because the Portfolio currently has one investor, the Portfolio is treated as a separate disregarded entity for federal income tax purposes and, thus, is not subject to federal income tax. Based upon the status of the Portfolio as a disregarded entity, the investor in the Portfolio will be treated as if it earned the income and owned the assets of such Portfolio directly, and will be subject to tax on the Portfolio’s ordinary income and capital gain. The Portfolio will not file income tax or information returns.

     If the Portfolio acquires additional investors, the Portfolio will be treated as a partnership for federal income tax purposes, and, thus, will continue to not be subject to federal income tax. If the Portfolio is treated as a partnership, each investor in the Portfolio will be subject to tax on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio’s ordinary income and capital gain. The determination of such share will be made in accordance with the Code and Treasury Regulations promulgated thereunder.

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The Portfolio, if treated as a partnership, will file appropriate information returns. Each prospective investor fund that is a regulated investment company (“RIC”) will be required to agree that, for purposes of determining its required distribution under Code Section 4982(a) it will account for its share of items of income, gain, loss and deduction of the Portfolio that is treated as a partnership as they are taken into account by the Portfolio. The discussion below assumes that there is only one investor in the Portfolio.

It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Portfolio.

Certain transactions of the Portfolio are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Fund. Special tax rules also will require a Feeder Fund to mark-to-market certain types of positions in the Portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Trust intends to monitor transactions, to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

If the Portfolio purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The Feeder Fund may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by the Feeder Fund as a dividend to its shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Fund would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, the Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

A Feeder Fund may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle a Feeder Fund to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio’s assets to be invested within various countries is not known.

The Portfolio is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, the Portfolio is expected to meet the income and diversification of assets tests of the Code applicable to RICs.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute the Portfolio income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Portfolio.

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Item 20. — Underwriters.

The placement agents for the Trust are FAMD, and BDI (each, a “Placement Agent”). Pursuant to the Placement Agency Agreements, the Trust agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Trust and the Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Trust.

Item 21. — Calculation of Performance Data.

Not Applicable.

Item 22. — Financial Statements.

The Portfolio’s financial statements are incorporated in this Part B by reference to the BlackRock Short-Term Bond Fund annual report to shareholders for the fiscal year ended June 30, 2006. You may request copies of the annual report at no charge by calling 1-800-441-7762 between 8:00 a.m. and 6:00 p.m. (Eastern time) Monday through Friday.

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PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number			Description
(1)	(a)	—	Certificate of Trust of the Registrant.(1)
	(b)	—	Amended and Restated Declaration of Trust of the Registrant.(1)
(2)		—	By-Laws of the Registrant, revised and effective November 12, 2004.(13)
(3)		—	Portions of Declaration of Trust and By-Laws of the Registrant defining the rights of holders of shares of beneficial interest of the Registrant.(1)
(4)	(a)	—	Form of Investment Advisory Agreement between the Short-Term Bond Master Trust on behalf of Short-Term Master Portfolio and BlackRock Advisors LLC.
	(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors LLC and BlackRock Financial Management Inc.
(5)		—	Not Applicable.
(6)		—	Not Applicable.
(7)		—	Form of Custody Agreement between the Trust and Brown Brothers Harriman & Co.(7)
(8)	(a)	—	Placement Agency Agreements between the Registrant and FAM Distributors, Inc. (“FAMD”).
	(b)	—	Form of Placement Agency Agreement between the Registrant and BlackRock Distributors, Inc. (“BDI”).
	(c)(1)	—	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(3)
	(c)(2)	—	Form of Second Amended and Restated Credit Agreement between the Registrant and a syndicate of banks and certain other parties.(8)
	(c)(3)	—	Form of Third Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(9)
	(c)(4)	—	Form of Fourth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(10)
	(c)(5)	—	Form of Fifth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(12)
	(c)(6)	—	Form of Sixth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(14)
	(d)	—	Administrative Services Agreement with State Street Bank and Trust Company.(5)
	(e)	—	Certificate of FAM Distributors, Inc.(2)
	(f)	—	Form of Securities Lending Agency Agreement between the Registrant and QA Advisors LLC (now BlackRock Investment Management LLC) dated August 10, 2001.(11)
(9)		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
(10)		—	Not Applicable.
(11)		—	Not Applicable.
(12)		—	Not Applicable.
(13)		—	Not Applicable.
(14)		—	Not Applicable.
(15)		—	Code of Ethics.(4)
(16)		—	Power of Attorney.(6)

(1)	Incorporated by reference and previously filed as an exhibit to the Registration Statement on Form N-1A of the Registrant (File No. 811-10089) (the “Registration Statement”) filed on August 30, 2000.
(2)	Filed as an exhibit to Amendment No. 1 to the Registration Statement filed on October 6, 2000.
(3)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2000.

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(4)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund, Inc. (File No. 333-110936), filed on January 22, 2004.
(5)	Incorporated by reference to Exhibit (h)(1) to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A of Mercury HW Variable Trust filed on February 28, 2001 (File No. 333-24349).
(6)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of Merrill Lynch Retirement Reserves Money Fund (File No. 811-03310) filed on February 24, 2006.
(7)	Incorporated by reference to Exhibit 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739) filed on January 30, 2002.
(8)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.
(9)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 13, 2002.
(10)	Incorporated by reference to Exhibit 8(c) (4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Merrill Lynch Global Growth Fund, Inc. (File No. 333-32899), filed on December 4, 2003.
(11)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929) filed on July 24, 2002.
(12)	Incorporated by reference to Exhibit 8(c)(5) to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. (File No. 2-62329) filed on January 14, 2005.
(13)	Filed as an exhibit to Amendment No. 6 to the Registration Statement filed on October 20, 2005.
(14)	Incorporated by reference to Exhibit 8(c)(6) to Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of Merrill Lynch U.S. Government Fund (File No. 2-92366), filed on December 21, 2005.

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Item 24. Persons Controlled by or under Common Control with the Fund.

The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Amended and Restated Declaration of Trust (Exhibit (1)(b) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Amended and Restated Declaration of Trust provides:

Section 8.3. Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the investigation, defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type injury), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

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(a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Trust shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Amended and Restated Declaration of Trust further provides:

Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

As permitted by Article VIII, Section 8.7, the Trustees may maintain insurance for the protection of the Trust Property, its holders, Trustees, officers, employees and agents in the amount the Trustees deem adequate.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and other Connections of the Investment Adviser.

(a)	BlackRock Advisors, LLC is an indirect majority-owned subsidiary of PNC Bank Corp. BlackRock Advisors, Inc. was organized in 1994 for the purpose of providing advisory services to investment companies. The list required by this Item 26 of officers and directors of BlackRock Advisors, LLC, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BlackRock Advisors, LLC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(b)	BlackRock Financial Management, Inc. (“BlackRock”) is an indirect majority-owned subsidiary of PNC Bank Corp. BlackRock currently offers investment advisory services to institutional investors such as pension and profit-sharing plans or trusts, insurance companies and banks. The list required by this Item 25 of officers and directors of BlackRock, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BlackRock pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-48433).

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Item 27. Principal Underwriters
(a)	FAMD and BDI each acts as the principal underwriter for each of the following open-end registered investment companies including the Registrant: FDP Series, Inc., BlackRock Financial Institutions Series Trust, Managed Account Series, BlackRock Basic Value Fund II, Inc., BlackRock Funds II, BlackRock Balanced Capital Fund, Inc., BlackRock Basic Value Fund, Inc., BlackRock Bond Fund, Inc., BlackRock California Municipal Series Trust, BlackRock Developing Capital Markets Fund, Inc., BlackRock Equity Dividend Fund, BlackRock EuroFund, BlackRock Focus Twenty Fund, Inc., BlackRock Focus Value Fund, Inc., BlackRock Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, BlackRock Global Allocation Fund, Inc., BlackRock Global Dynamic Equity Fund, BlackRock Global Financial Services Fund, Inc., BlackRock Global Growth Fund, Inc., BlackRock Global SmallCap Fund, Inc., BlackRock Global Technology Fund, Inc., BlackRock Global Value Fund, Inc., BlackRock Healthcare Fund, Inc., BlackRock Index Funds, Inc., Merrill Lynch Inflation Protected Fund, BlackRock International Fund of BlackRock Series, Inc., BlackRock Latin America Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Multi-State Municipal Series Trust, BlackRock Municipal Bond Fund, Inc., BlackRock Municipal Series Trust, BlackRock Natural Resources Trust, BlackRock Pacific Fund, Inc., BlackRock Principal Protected Trust, BlackRock Ready Assets Trust, BlackRock Real Investment Fund, BlackRock Retirement Series Trust, BlackRock Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., BlackRock Value Opportunities Fund, Inc., BlackRock U.S. Government Fund, BlackRock U.S. High Yield Fund, Inc., BlackRock U.S. Treasury Money Fund, BlackRock U.S.A. Government Reserves, BlackRock Utilities and Telecommunications Fund, Inc., BlackRock Variable Series Funds, Inc., BlackRock World Income Fund, Inc. and BlackRock Mid Cap Value Opportunities Series, Inc.. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: BlackRock Senior Floating Rate Fund, Inc. and BlackRock Senior Floating Rate Fund II, Inc.

BDI currently also acts as distributor for BlackRock Funds and BlackRock Bond Allocation Target Shares.

(b)	Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant

Mitch Cox	President	None
Brian Hull	Director	None
Marty Byrne	Director	None
Thomas Verage	Director	None
Daniel Dart	Director	None
Donald C. Burke	Vice President	Vice President and Treasurer
John Fosina	Chief Financial Officer/Treasurer	None
Andrea Barton	Compliance Director	None
Adam Lantz	Secretary	None

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Name	Position With BDI

Rita Adler	Chief Compliance Officer
Douglas Castagna	Controller and Assistant Treasurer
Brian Burns	Director, Chairman, CEO and President
Bruno DiStefano	Vice President
Susan Moscaritolo	Vice President
Christine Ritch	Chief Legal Officer, Assistant Secretary and Assistant Clerk
Bradley Stearns	Assistant Secretary and Assistant Clerk
Nicholas Marsini	Director
Craig Stokarski	Treasurer and Financial and Operations Principal
Steven Sunnerberg	Secretary
Michael DeNofrio	Director
John Wilson	Assistant Secretary and Assistant Clerk
Jason Greim	Assistant Vice President
Kristen Nolan	Assistant Secretary and Assistant Clerk

(c) Not Applicable.

Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a)	Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(b)	FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536 and BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 (records relating to its functions as placement agent).

(c)	BlackRock Advisors, L.L.C., 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(d)	BlackRock Financial Management, Inc., 40 East 52nd Street, New York, New York 10022 (records relating to its functions as sub-adviser).

(e)	PFPC, Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

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Item 29. Management Services.

Other than as set forth under the caption “Investment Adviser BlackRock Advisors LLC” in the Prospectus constituting Part A of the Registration Statement and under the caption “Management of the Fund — Investment Advisory Arrangements” in the Statement of Additional Information constituting Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Investement Company Act, BlackRock Short-Term Bond Series, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 2nd day of October 2006.

Short-Term Bond Master Trust

By:	/s/ Donald C. Burke
Donald C. Burke Vice President and Treasurer

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EXHIBIT INDEX

Exhibit Number		Description
(4)	(a)	Form of Investment Advisory Agreement between the Short-Term Bond Master Trust on behalf of Short-Term Master Portfolio and BlackRock Advisors LLC.
	(b)	Form of Sub-Advisory Agreement between BlackRock Advisors LLC and BlackRock Financial Management Inc.
(8)	(a)	Placement Agency Agreements between the Registrant and FAM Distributors, Inc. (“FAMD”).
	(b)	Form of Placement Agency Agreement between the Registrant and BlackRock Distributors, Inc. (“BDI”).